                                                                  Exhibit (h)5.1


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                                CREDIT AGREEMENT



                          Dated as of December 30, 1999


                                      among


                     THE INVESTMENT COMPANIES PARTY HERETO,


                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                            as Administrative Agent,

                      STATE STREET BANK AND TRUST COMPANY,
                               as Operations Agent

                                       and

                          THE OTHER BANKS PARTY HERETO


                                   Arranged by


                       BANC OF AMERICA SECURITIES L.L.C.,
                   as Sole Lead Arranger and Sole Book Manager

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

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

I        DEFINITIONS AND INTERPRETATION                                      1
               1.1.   Defined Terms                                          1
               1.2.   Interpretation                                         1
               1.3.   Accounting Terms                                       2
               1.4.   Assumptions Regarding Structure                        2
               1.5.   Authority of Company; Company Disclaimer               3

II       THE CREDITS                                                         3
               2.1.   Amounts and Terms of Commitments                       3
               2.2.   Notes                                                  4
               2.3.   Procedure for Borrowing                                4
               2.4.   Voluntary Termination or Reduction of Commitments      5
               2.5.   Prepayments                                            5
               2.6.   Repayment                                              5
               2.7.   Interest                                               5
               2.8.   Fees                                                   6
               2.9.   Computation of Fees and Interest                       6
               2.10.  Payments                                               7
               2.11.  Payments by the Banks to the Operations Agent          7
               2.12.  Sharing of Payments, etc.                              8
               2.13.  Source of Repayment                                    8
               2.14.  Swing Loan Facility                                    9
               2.15   Repayment of Swing Loans                               9
               2.16.  Discretionary Facility                                 9
               2.17.  Notice of Swing Loan                                   9
               2.18.  Failure to Repay Swing Loans                           10

III      TAXES, YIELD PROTECTION AND ILLEGALITY                              10
               3.1.   Taxes                                                  10
               3.2.   Capital Adequacy Regulation                            11
               3.3.   Certificates of Banks                                  12
               3.4.   Substitution of Banks                                  12
               3.5.   Survival                                               12

IV       CONDITIONS TO BORROWING                                             12
               4.1.   Conditions of Initial Loan                             12
               4.2.   All Borrowings                                         14

                                                                            PAGE
                                                                            ----

V        REPRESENTATIONS AND WARRANTIES                                      15
               5.1.   Existence                                              15
               5.2.   Authorization                                          15
               5.3.   No Conflicts                                           15
               5.4.   Validity and Binding Effect                            16
               5.5.   No Default                                             16
               5.6.   Financial Statements                                   16
               5.7.   Litigation                                             16
               5.8.   Liens                                                  16
               5.9.   Partnerships                                           16
               5.10.  Purpose                                                16
               5.11.  Compliance and Government Approvals                    17
               5.12.  Pension and Welfare Plans                              17
               5.13.  Taxes                                                  17
               5.14.  Subsidiaries; Investments                              17
               5.15.  Full Disclosure                                        17
               5.16.  Investment Policies                                    17
               5.17.  Tax Status                                             17
               5.18.  Status of Loans                                        18

VI       COVENANTS                                                           18
               6.1.   Financial Statements and Other Reports                 18
               6.2.   Notices                                                19
               6.3.   Existence                                              19
               6.4.   Nature of Business                                     20
               6.5.   Books, Records and Access                              20
               6.6.   Insurance                                              20
               6.7.   Investment Policies and Restrictions                   20
               6.8.   Taxes                                                  21
               6.9.   Compliance                                             21
               6.10.  Pension Plans                                          21
               6.11.  Merger, Purchase and Sale                              21
               6.12.  Asset Coverage Ratio                                   22
               6.13.  Liens                                                  22
               6.14.  Guaranties                                             22
               6.15.  Other Agreements                                       22
               6.16.  Transactions with Related Parties                      22
               6.17.  Other Indebtedness                                     22
               6.18.  Changes to Organization Documents, etc.                23
               6.19.  Violation of Investment Restrictions, etc.             23
               6.20.  Proceeds of Loans                                      23
               6.21.  Service Providers to Funds                             23
               6.22.  Outstanding Loans                                      23

                                                                            PAGE
                                                                            ----

VII      EVENTS OF DEFAULT                                                   23
               7.1.   Events of Default                                      23
               7.2.   Remedies                                               25
               8.1.   Appointment and Authorization                          26
               8.2.   Delegation of Duties                                   26
               8.3.   Liability of Agents                                    26
               8.4.   Reliance by Agents                                     26
               8.5.   Notice of Default                                      27
               8.6.   Credit Decision                                        27
               8.7.   Indemnification of Agents                              28
               8.8.   Agents in Individual Capacity                          28
               8.9.   Successor Agent                                        28
               8.10.  Withholding Tax                                        29

IX       MISCELLANEOUS PROVISIONS                                            30
               9.1.   Amendments and Waivers                                 30
               9.2.   Notices                                                31
               9.3.   No Waiver; Cumulative Remedies                         32
               9.4.   Costs and Expenses                                     32
               9.5.   Funds Indemnification                                  32
               9.6.   Payments Set Aside                                     33
               9.7.   Successors and Assigns                                 33
               9.8.   Confidentiality                                        34
               9.9.   Set-off                                                35
               9.10.  Notification of Addresses, Lending Offices, etc.       35
               9.11.  Counterparts                                           35
               9.12.  Survival                                               35
               9.13.  Disclaimer                                             36
               9.14.  Severability                                           36
               9.15.  No Third Parties Benefited                             36
               9.16.  Governing Law and Jurisdiction                         36
               9.17.  Waiver of Jury Trial                                   36
               9.18.  Entire Agreement                                       37

SCHEDULE I                Definitions
SCHEDULE II               Commitments and Pro Rata Shares
SCHEDULE III              Offshore and Domestic Lending Offices,
                          Addresses for Notices
SCHEDULE IV               List of Funds
EXHIBIT 2.2               Form of Note
EXHIBIT 2.3               Form of Loan Request/Repayment
EXHIBIT 2.14              Form of Allocation Notice
EXHIBIT 4.1(c)-1          Form of Opinion of Counsel to the Funds
EXHIBIT 5.7-1             Schedule of Litigation
EXHIBIT 5.7-2             Schedule of Contingent Liabilities
EXHIBIT 6.1               Form of Borrowing Base Certificate

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of December 30, 1999, is made by and among FRANK RUSSELL INVESTMENT COMPANY (the "COMPANY"), as agent for each of the Funds listed on the signature pages hereto or hereafter added hereto, the various banks (as defined in Section 2(a)(5) of the Act) as are or may become party hereto (collectively, the "BANKS") (none of which is affiliated (as defined in the Act) with any of the Funds or the Company), BANK OF AMERICA, NATIONAL ASSOCIATION ("BOFA"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Banks and STATE STREET BANK AND TRUST COMPANY ("STATE STREET"), as operations agent (in such capacity, the "OPERATIONS AGENT") for the Banks.

                              W I T N E S S E T H:

         WHEREAS, the Funds are subtrusts of the Company, which is an investment company registered under the Act;

         WHEREAS, the Funds desire to obtain Commitments from the Banks pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $75,000,000, will be made to such Funds from time to time prior to the Commitment Termination Date;

         WHEREAS, the Banks are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments and make such Loans to the Funds; and

         WHEREAS, the proceeds of the Loans will be used for the Funds' temporary liquidity purposes as allowed under the Act.

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1. DEFINED TERMS. Unless a clear contrary intention appears, terms defined in SCHEDULE I have the same respective meanings when used in this Agreement.

         1.2. INTERPRETATION. In this Agreement, unless a clear contrary intention appears:

                      (a) the singular number includes the plural number and VICE VERSA;

                      (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                      (c) reference to any gender includes each other gender;

                      (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the other Credit Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                      (e) reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                      (f) reference to any ARTICLE, SECTION, ANNEX, SCHEDULE or EXHIBIT means such ARTICLE or SECTION hereof or ANNEX, SCHEDULE or EXHIBIT hereto;

                      (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular ARTICLE, SECTION or other provision hereof;

                      (h) "including" (and with the correlative meaning "include") means including without limiting the generality of any description preceding such term;

                      (i)  "or" is not exclusive; and

                      (j) relative to the determination of any period of time, "from" means "from and including" and "to" and "through" mean "to but excluding".

         1.3. ACCOUNTING TERMS. In this Agreement, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         1.4. ASSUMPTIONS REGARDING STRUCTURE. The parties acknowledge and agree that the Funds are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments, and for these reasons, the Company is executing this Agreement and the relevant Notes on behalf of the Funds.

         1.5. AUTHORITY OF COMPANY; COMPANY DISCLAIMER. Each of the Funds hereby confirms that the Company has been duly authorized to act on behalf of such Fund for purposes of this Agreement and the relevant Notes and to take all actions which such Fund is entitled or required to take hereunder or thereunder, including, without limitation, requesting the making, continuation or conversion of Loans on behalf of a Fund pursuant to SECTION 2, reducing or terminating the Commitments as to one or more Funds, and executing and delivering Loan Requests, Borrowing Base Certificates and any and all other certificates, reports, financial information and notices required to be delivered to the Agent hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that (a) in taking any such action hereunder or under a Note, the Company is acting solely in its capacity as agent for the Funds and not in its individual capacity, (b) none of the Company, nor any shareholder of any Fund, nor any of its officers, trustees, employees or agents (with the Company, collectively, "COMPANY PERSONS") shall have any liability whatsoever for any action taken or omitted to be taken by any of them in connection with this Agreement or any Note nor shall any of them be bound by or liable for any indebtedness, liability or obligation hereunder or under any Note and (c) no Company Person shall be responsible in any manner to the Banks for the truth, completeness or accuracy of any statement, representation, warranty or certification contained in this Agreement or in any information, report, certificate or other document furnished by the Company on behalf of any Fund in connection with this Agreement, including, without limitation, any Loan Request, any Borrowing Base Certificate, and any certificate or notice furnished pursuant to SECTION 6.1 or 6.2 hereof. The Agents and the Banks further acknowledge that they have been provided a copy of
Article VI of the Company's Declaration of Trust as filed with the Secretary of the Commonwealth of Massachusetts and understand and agree that they are bound by the limitation of liability provisions contained therein pertaining to the Company, Company Persons and shareholders of the Funds.

                                   ARTICLE II

                                   THE CREDITS

         2.1. AMOUNTS AND TERMS OF COMMITMENTS. Each Bank severally agrees, on the terms and conditions set forth herein, to make Committed Loans to the Funds from time to time on any Business Day during the period from the Closing Date to the Commitment Termination Date equal to its Pro Rata Share of the aggregate amount of the Borrowing requested by any Fund to be made on such day. The Commitment of each Bank and the outstanding principal amount of Loans made by each Bank hereunder shall not exceed at any time the aggregate amount set forth on SCHEDULE II (such amount as the same may be reduced under SECTION 2.5 or as a result of one or more assignments as permitted herein, the Bank's "COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Commitment Amount, and PROVIDED that the aggregate principal amount of all Loans outstanding from time to time to any Fund shall not exceed the Borrowing Base for such Fund. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, a Fund may borrow under this SECTION 2.1, repay under the terms hereof and reborrow under this SECTION 2.1.

         2.2. NOTES. (a) The Loans made by each Bank to each Fund shall be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to each Fund and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of such Fund hereunder to pay any amount owing with respect to the Loans.

(b) Upon the request of any Bank made through the Agent, the Loans made by such Bank to each Fund may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the applicable Fund with respect thereto. Each such Bank is irrevocably authorized by each Fund to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Fund hereunder or under any such Note to such Bank.

         2.3. PROCEDURE FOR BORROWING. (a) Each Borrowing shall be made upon the borrowing Fund's irrevocable written notice delivered to the Operations Agent in the form of a loan request ("LOAN REQUEST") substantially in the form of EXHIBIT
2.3 hereto (which notice must be received on a Business Day by the Operations Agent prior to 9:00 a.m. (Pacific time) on the Borrowing Date for which a Committed Loan is requested, specifying:

                             (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; and

                             (B) the requested Borrowing Date, which shall be a Business Day.

         In the event that more than one Loan Request is delivered on any Business Day, the Operations Agent shall, for purposes of ensuring that the aggregate of the then-outstanding Loans and the Loans which are the subject of the Loan Requests will not exceed the Commitment Amount, process the Loan Requests in the order of receipt.

                      (b) The Operations Agent will promptly notify each Bank of its receipt of any Loan Request and of the amount of such Bank's Pro Rata Share of that Borrowing.

                      (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Operations Agent for the account of the borrowing Fund at the Operations Agent's Payment Office by 10:00 a.m. (Pacific time) on the Borrowing Date requested by the borrowing Fund in funds immediately available to the Operations Agent for deposit to the account which the Operations Agent shall from time to time specify by notice to the Banks. The proceeds of all such Committed Loans will then be made available to the Fund by the Operations Agent in accordance with written instructions provided to the Operations Agent by the Fund in like funds as received by the Operations Agent. No Bank's obligation to make any Committed Loan shall be affected by any other Bank's failure to make any Committed Loan.

         2.4. VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Funds may, upon not less than five Business Days' prior notice to the Operations Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the Commitment Amount then in effect. Once reduced in accordance with this Section, the Commitment Amount may not be increased. Any reduction or termination of the Commitment Amount shall be applied to each Bank according to its Pro Rata Share. Any reduction of the Commitment Amount shall be subject to the payment on the effective date of such reduction or termination of an amount equal to the commitment fee that would have been payable on the amount of such reduction or termination to the Commitment Termination Date, if such reduction or termination had not occurred.

         2.5. PREPAYMENTS. (a) If at any time the outstanding balance of a Fund's Indebtedness shall exceed the then-current Borrowing Base of such Fund and at such time there are Loans outstanding to such Fund, such Fund shall immediately prepay the outstanding principal amount of such Loans in an amount equal to such excess, together with interest accrued thereon.

                      (b) Any Fund may, at any time or from time to time, upon notice pursuant to a Repayment Notice by 9:00 a.m. (Pacific time) to the Operations Agent, ratably prepay Committed Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $1,000,000 in excess thereof without premium or penalty. The Operations Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         2.6. REPAYMENT. Each Fund shall repay to the Operations Agent for the benefit of the Banks on the Commitment Termination Date the aggregate principal amount of its Loans outstanding on such date without liability for any Loan(s) made to any other Fund together with accrued interest and fees.

         2.7. INTEREST. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Federal Funds Rate PLUS the Applicable Margin.

                      (b) Interest on each Loan shall be paid on the fifteenth day of each January, April, July and October for the prior calendar quarter and on the Commitment Termination Date for the period then ending. During the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                      (c) During the period from the date hereof to and including February 27, 2000, all interest rates set forth in SECTIONS 2.7(a) shall be increased by 1.25% per annum.

                      (d) Notwithstanding subsection (a) or (b) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Credit Document, is not paid in full when due (whether at stated maturity or by acceleration, demand or otherwise), the Fund which requested such Loan agrees to pay interest on such unpaid principal or other amount from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand at a fluctuating rate per annum equal to the Base Rate plus 2%.

                      (e) Anything herein to the contrary notwithstanding, the obligations of any Fund to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Fund shall pay such Bank interest at the highest rate permitted by applicable law.

         2.8. FEES. (a) ARRANGEMENT, AGENCY FEES. Subject to the Allocation Notice requirements of SECTION 2.13(a), each Fund shall pay fees to the Agents for their own accounts, as required by the letter agreement ("FEE LETTER") among the Company, and the Agents, dated December 30, 1999.

                      (b) COMMITMENT FEES. Subject to the Allocation Notice requirements of SECTION 2.13(a), each Fund shall pay to the Operations Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitments, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Operations Agent, equal to 0.10% per annum; provided, however, that Swing Loans shall not be deemed usage for the purpose of calculating the Commitment Fee. Such commitment fee shall accrue from the date of this Agreement to the Commitment Termination Date and shall be due and payable quarterly on the fifteenth day of each January, April, July and October commencing April 15, 2000 for the prior calendar quarter, with the final payment to be made on the Commitment Termination Date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in ARTICLE IV are not met.

         2.9. COMPUTATION OF FEES AND INTEREST. (a) All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365- or 366-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                      (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the relevant Fund and the Banks in the absence of manifest error. The Operations Agent will, at the request of a relevant Fund or any Bank, deliver to such Fund or Bank, as the case may be, a statement showing the quotations used by the Operations Agent in determining any interest rate and the resulting interest rate.

         2.10. PAYMENTS. (a) All payments to be made by a Fund shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all such payments shall be made to the Operations Agent for the account of the Banks at the Operations Agent's Payment Office and shall be made in Dollars and in immediately available funds no later than 10:00 a.m. (Pacific time) on the date specified herein. The Operations Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Operations Agent later than 10:00 a.m. (Pacific time) shall be deemed to have been received on the following Business Day, and any applicable interest or fee shall continue to accrue.

                      (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                      (c) Unless the Operations Agent receives notice from a Fund prior to the date on which any payment is due to the Banks that such Fund will not make such payment in full as and when required, the Operations Agent may assume that the Fund has made such payment in full to the Operations Agent on such date in immediately available funds, and the Operations Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Fund has not made such payment in full to the Operations Agent, each Bank shall repay to the Operations Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.11. PAYMENTS BY THE BANKS TO THE OPERATIONS AGENT. (a) Unless the Operations Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Operations Agent for the account of the relevant Fund the amount of that Bank's Pro Rata Share of the Borrowing, the Operations Agent may assume that each Bank has made such amount available to the Operations Agent in immediately available funds on the Borrowing Date and the Operations Agent may (but shall not be so required), in reliance upon such assumption, make available to the Fund on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Operations Agent in immediately available funds and the Operations Agent in such circumstances has made available to the relevant Fund such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Operations Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Operations Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Operations Agent shall constitute such Bank's Committed Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Operations Agent on the Business Day following the Borrowing Date, the Operations Agent will notify the Fund of such failure to fund, and upon demand by the Operations Agent, the relevant Fund shall pay such amount to the Operations Agent for the Operations Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                      (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

         2.12. SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Operations Agent of such fact and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to the purchasing Bank to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Fund agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off with respect to such participation) as fully as if such Bank were the direct creditor of the relevant Fund in the amount of such participation. The Operations Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

         2.13. SOURCE OF REPAYMENT. (a) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation, liability, fee or expense arising under this Agreement, the Notes or out of or in connection with any transaction other than one entered into by or on behalf of itself. The Funds shall (i) as provided in SECTION 4.1(F), (ii) to the extent feasible, at least five Business Days in advance of a date on which a payment in respect of a debt, obligation, liability, fee or expense arising hereunder (other than principal of or interest on a Loan) shall be due and payable and (iii) upon request of the Administrative Agent, cause to be provided to the Administrative Agent an Allocation Notice; PROVIDED, HOWEVER, should the Funds fail to deliver to the Administrative Agent an Allocation Notice with respect to such amounts within five Business Days following a request for the same by the Administrative Agent, the Funds shall be liable therefor to the Administrative Agent and/or the Banks in the proportion set forth in the Allocation Notice most recently delivered to the Administrative Agent.

                      (b) Nothing in this SECTION 2.13 shall affect the Banks' rights against Company Persons as provided in SECTION 1.5.

         2.14. SWING LOAN FACILITY. Subject to the terms and conditions set forth in this Agreement, during the period from the date hereof to but not including the

Commitment Termination Date, the Swing Lender agrees to make available to each Fund a loan facility (the "Swing Loan Facility") under which the Swing Lender may from time to time in its sole discretion make loans (the "Swing Loans") on any Business Day to the Funds, as may be requested by the Funds in accordance with SECTION 2.17 hereof. At no time shall (i) the aggregate outstanding principal amount of all Swing Loans made to the Funds hereunder exceed the Swing Loan Facility Amount, (ii) the aggregate amount of all Committed Loans and Swing Loans exceed the Commitment Amount, (iii) the aggregate amount of Committed Loans and Swing Loans to any Fund exceed such Fund's Borrowing Base or (iv) the Loans made by any Bank exceed its Commitment. Within the limits of the provisions of this Article II, each Fund may borrow, prepay pursuant to SECTION
2.15 and reborrow under this SECTION 2.14. Swing Loans shall bear interest at the same rate applicable to the Committed Loans.

         2.15. REPAYMENT OF SWING LOANS. Notwithstanding any other provision of this Agreement, the principal amount of each Swing Loan to a Fund shall be repaid by such Fund upon the earlier to occur of (i) seven (7) Business Days after the date such Swing Loan is made, or (ii) the Commitment Termination Date. Any Fund may repay the Swing Loans on any Business Day in whole or in a minimum aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof upon delivery of a Repayment Notice prior to 9:00 a.m. (Pacific time) on such Business Day.

         2.16. DISCRETIONARY FACILITY. The Funds acknowledge and agree that the Swing Lender has no obligation to make Swing Loans hereunder, and that the decision whether or not to make a Swing Loan requested by a Fund hereunder is within the sole and exclusive discretion of the Swing Lender.

         2.17. NOTICE OF SWING LOAN. Not later than 12:00 p.m., Pacific time, on the Business Day on which a proposed Swing Loan is to be made, the Swing Lender must have received a Loan Request by facsimile that a Swing Loan be made on that Business Day, stating that such Loan shall be a Swing Line Loan, and specifying the amount of the requested Swing Line Loan.

         2.18. FAILURE TO REPAY SWING LOANS. (i) If the outstanding principal amount of any Swing Loan is not repaid when due pursuant to the terms of this Agreement, each Bank (other than the Swing Lender) irrevocably agrees that it will, upon receipt of a notice from the Swing Lender, promptly transfer to the Swing Lender, in immediately available funds, an amount equal to such Bank's Pro Rata Share of the then aggregate outstanding principal amount of all Swing Loans, and thereafter such Lender's Pro Rata Share of such Loans shall constitute a Committed Loan made by such Lender hereunder.

         (ii) If for any reason a Committed Loan cannot be made pursuant to the preceding clause (i) upon the occurrence of any Event of Default, the Swing Lender shall have the option, which shall be exercisable by the Swing Lender in its sole discretion, to sell and transfer to each Bank, pursuant to the terms and conditions set forth herein, an undivided interest and participation, to the extent of such Bank's Pro Rata Share, in all outstanding Swing Loans. Forthwith upon notice from the Swing Lender to the Banks that the Swing Lender has elected to exercise the option set forth in the immediately preceding sentence, the Swing Lender shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank without recourse and each Bank shall have deemed to have irrevocably and unconditionally purchased and received, an undivided interest and participation, to the extent of such Bank's Pro Rata Share, in all outstanding Swing Loans. Each Bank shall promptly pay to the Swing Lender in immediately available funds an amount equal to such Bank's Pro Rata Share of the outstanding principal amount of such Swing Loans. Any amount payable to the Swing Lender pursuant to this SECTION 2.18(II) and not paid upon notice of such payment received from the Swing Lender shall bear interest until paid at the Base Rate. If the Lenders make any payment in respect of Swing Loans as contemplated by this SECTION 2.18(II) and thereafter the Swing Lender receives a payment on account of any such Swing Loan, the Swing Lender shall promptly pay to each Bank, which funded its participation therein, an amount equal to such Bank's Pro Rata Share thereof. The obligation of each Bank to make payments under this SECTION 2.18(II) shall be unconditional and irrevocable and shall be made under all circumstances. If any payment received on account of any Swing Loan and distributed to a Bank as a participant under this SECTION 2.18(II) is thereafter recovered from the Swing Lender in connection with any bankruptcy or insolvency proceeding relating to the applicable Fund or otherwise, each Bank which received such distribution shall, upon demand by the Swing Lender, repay to the Swing Lender such Bank's Pro Rata Share of the amount so recovered together with an amount equal to such Bank's Pro Rata Share (according to the proportion of (A) the total of such Lender's required repayment to (B) the total amount so recovered) of any interest or other amount paid or payable by the Swing Lender in respect of the total amount so recovered.


                                   ARTICLE III

                      TAXES, YIELD PROTECTION AND ILLEGALITY

         3.1. TAXES. (a) Any and all payments by a Fund to each Bank or the Operations Agent under this Agreement and any other Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, each Fund shall pay all Other Taxes.

                      (b) Each Fund agrees to indemnify and hold harmless each Bank and the Operations Agent for the full amount of Taxes or Other Taxes in connection with a payment by it (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by it under this Section) paid by the Bank or the Operations Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Operations Agent makes written demand therefor.

                      (c) If a Fund shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Operations Agent, then:

                             (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Operations Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                             (ii) the Fund shall make such deductions and withholdings;

                             (iii) the Fund shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                             (iv) the Fund shall also pay to the Operations Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed but without duplication as to clause (i).

                      (d) Within 30 days after the date of any payment by a Fund of Taxes or Other Taxes, the Fund shall furnish the Operations Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Operations Agent.

                      (e) If a Fund is required to pay additional amounts to any Bank or the Operations Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Fund which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         3.2 CAPITAL ADEQUACY REGULATION. If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or other obligations under this Agreement, then, upon demand of such Bank to the affected Fund through the Operations Agent, the affected Fund shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase. If all the Funds are so affected, the payments by the Funds shall be subject to the Allocation Notice requirements under SECTION 2.13(A).

         3.3. CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this ARTICLE III shall deliver to the affected Fund (with a copy to the Operations Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder, and such certificate shall be conclusive and binding on such Fund in the absence of manifest error.

         3.4. SUBSTITUTION OF BANKS. Upon the receipt by a Fund from any Bank (an "AFFECTED BANK") of a claim for compensation under SECTION 3.2, such Fund may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to such Fund to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "REPLACEMENT BANK"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment (it being understood that no such other Bank shall be in any way required to effect any such acquisition and assumption); (iii) designate a Replacement Bank or (iv) upon three Business Days' notice to the Agent, repay all Loans and other amounts due to such Bank, terminate the Commitment of such Bank and reduce the Commitment Amount by the amount of such Bank's Commitment. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agents (which consent shall not be unreasonably withheld) and payment in full of all amounts due and owing hereunder to the Affected Bank.

         3.5. SURVIVAL. The agreements and obligations of the Funds in this ARTICLE III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                             CONDITIONS TO BORROWING

         4.1. CONDITIONS OF INITIAL LOAN. This Agreement shall take effect from the first day that the Administrative Agent shall have received counterparts hereof signed by the Company on behalf of each of the Funds, the Administrative Agent and the Banks, and each of the conditions set forth in this
SECTION 4.1 has been waived by the Administrative Agent and each Bank or met.

                      (a) The Agents shall have received from the Company a certificate, dated the date hereof, of its Secretary or Assistant Secretary as to

                      (i) resolutions of its board of trustees then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Credit Document to be executed by it;

                      (ii) the incumbency and signatures of those of its officers or agents authorized to act with respect to this Agreement, the Notes and each other Credit Document executed by it;

                      (iii) the Company's valid existence as evidenced by a certificate issued by the secretary of state and appended to the state of its relevant certificate of its Secretary or Assistant Secretary; and

                      (iv) the fact that the agreements delivered by the Funds pursuant to SECTION 4.1(D) constitute all such agreements between the Funds and the Adviser;

upon which certificates the Administrative Agent and each Bank may conclusively rely until they shall have received a further certificate from the Company cancelling or amending such prior certificate.

                      (b) The Administrative Agent shall have received an opinion, dated the date hereof and addressed to the Agents and all Banks, from Stradley Ronon Stevens & Young, L.L.P., counsel to the Funds, substantially in the form of EXHIBIT 4.1(B)-1, which the Company hereby expressly authorizes and instructs such counsel to prepare and deliver.

                      (c) The Administrative Agent shall have received evidence of payment of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Funds and the

Administrative Agent), including any such costs, fees and expenses arising under or referenced in SECTION 2.8(A) and those then due and payable pursuant to
SECTION 9.4.

                      (d) The Administrative Agent shall have received copies of each investment advisory agreement between the Company and the Adviser.

                      (e) The Agents shall have received an initial Borrowing Base Certificate for each Fund.

                      (f) The Administrative Agent shall have received an initial Allocation Notice.

                      (g) The Administrative Agent shall have received copies of the most recent prospectus and statement of additional information for each Fund.

         4.2. ALL BORROWINGS. The obligation of each Bank to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) or of the Swing Lender to fund any Swing Loan (including the initial Swing Loan) by a Fund shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 4.2.

                      (a) No Default shall have occurred and be continuing with respect to the borrowing Fund.

                      (b) The representations and warranties of the borrowing Fund contained in ARTICLE V (except to the extent such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) shall be true and correct in all material respects on and as of the date of such Borrowing, both immediately before and after giving effect to such Borrowing, as if then made.

                      (c) Except as disclosed by the borrowing Fund to the Agent and the Banks pursuant to SECTION 5.7, no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending and no development shall have occurred with respect to such matters, or, to the knowledge of such Fund, threatened against it, which, in the reasonable opinion of the Banks, might materially affect the Fund's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Credit Document.

                      (d) The Operations Agent shall have received a Loan Request for such Borrowing. Each of the delivery of a Loan Request and the acceptance by the relevant Fund of the proceeds of such Borrowing shall constitute a representation and warranty by such Fund that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or continuation or conversion, as the case may be, the statements made in SECTIONS 4.2(a), (b), (c), and (f) are true and correct.

                      (e) The Operations Agent shall have received with respect to the borrowing Fund a duly executed FRB Form FR U-1 as required pursuant to FRB Regulation U (12 C.F.R. Section 221.1 et seq.), in form and substance satisfactory to the Operations Agent and its counsel, together with all information requested by the Operations Agent in connection therewith, including updates of information, if any, required by such Regulation U.

                      (f) Both before and after the Loan in question, the borrowing Fund's Asset Coverage Ratio shall be at least 10 to 1.

         Any instrument, agreement or other document to be received by an Agent pursuant to this ARTICLE IV, and any other condition precedent required to be met or satisfied under this ARTICLE IV, shall be in form and substance reasonably satisfactory to each Agent and each Bank and in sufficient copies for each Bank.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks and the Agents to enter into this Agreement and to make Loans hereunder, each Fund and, to the extent hereinafter set forth, the Company, represents and warrants individually and not jointly unto the Agents and each Bank with respect to itself as set forth in this
ARTICLE V. The representations and warranties contained in this ARTICLE V shall be deemed to be repeated each time that a Fund requests that a Loan be made as provided in ARTICLE IV.

         5.1. EXISTENCE. The Company is an open-end management investment company within the meaning of the Act and is duly organized, validly existing and in good standing under the laws of the state of its organization. Each Fund is a series of shares of beneficial interest in the Company (which shares have been and will be duly authorized, validly issued, fully paid and non-assessable) and legally constitutes a fund or portfolio permitted to be marketed to investors pursuant to the provisions of the Act.

         5.2. AUTHORIZATION. The Company is duly authorized to execute and deliver this Agreement and the Notes of each of the Funds and, so long as this Agreement shall remain in effect, each Fund will continue to be duly authorized to borrow monies hereunder on its own behalf and to perform its obligations under this Agreement and its Notes. The execution, delivery and performance by the Company and the Funds of this Agreement and the Notes and the Borrowings of each Fund do not and will not require any consent or approval of or registration with any governmental agency or authority.

         5.3. NO CONFLICTS. The execution, delivery and performance by the Company and each Fund of this Agreement and the Notes do not and, so long as this Agreement shall remain in effect with respect to them, will not (i) conflict with any provision of law, (ii) conflict with the Organization Documents of the Company,
(iii) conflict with any material agreement binding upon them, (iv) conflict with the Fund's most recent prospectus or its most recent statement of additional information, (v) conflict with any court or administrative order or decree applicable to them or (vi) require or result in the creation or imposition of any Lien on any of the Fund's assets.

         5.4. VALIDITY AND BINDING EFFECT. This Agreement is, and the Notes when duly executed and delivered will be, the legal, valid and binding obligation of each Fund, enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         5.5. NO DEFAULT. No Fund is in default under any agreement or instrument to which it is a party or by which any of its respective properties or assets is bound or affected, other than minor defaults that could not reasonably be expected to result in a Material Adverse Change. To the best of each Fund's knowledge, no Default with respect to it has occurred and is continuing.

         5.6. FINANCIAL STATEMENTS. With respect to each Fund, its most recent audited statement of assets and liabilities and its most recent semi-annual asset statement, copies of which have been or will be furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since the date of its most recent statement of assets and liabilities and such semi-annual asset statement, there has been no Material Adverse Change.

         5.7. LITIGATION. With respect to each Fund, no claims, litigation, arbitration proceedings or governmental proceedings that could reasonably be expected to result in a Material Adverse Change are pending or, to the best of its knowledge, threatened against or are affecting it. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in SECTION 5.6, it has no contingent liabilities which are material to it other than those incurred in the ordinary course of business.

         5.8. LIENS. With respect to each Fund, none of its property, revenues or assets is subject to any Lien, except (i) Liens in favor of the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens in connection with the payment of initial and variation margin in connection with authorized futures and options transactions and collateral arrangements with respect to options, futures contracts, options on futures contracts, when issued or delayed delivery securities or other authorized investments, (iv)

Liens arising under any custodian agreement to which it or the Company is a party and (v) Liens in connection with reverse repurchase transactions.

         5.9. PARTNERSHIPS. With respect to each Fund, it is not a general partner or joint venturer in any partnership or joint venture.

         5.10. PURPOSE. With respect to each Fund, the proceeds of the Loans will be used by it for temporary liquidity purposes, which purposes are permitted under the Act and by its prospectus and statement of additional information. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Federal Reserve Board Regulations T, U or X. It acknowledges that Loans made to it may be deemed by the Federal Reserve Board to be "purpose loans" under Regulation U because of the status of each Fund as an investment company (or the functional equivalent thereof).

         5.11. COMPLIANCE AND GOVERNMENT APPROVALS. Each Fund and the Company are in compliance with all statutes and governmental rules and regulations applicable to them, including, without limitation, the Act. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by the Company and the Funds of this Agreement, the Notes or any of the other Credit Documents.

         5.12. PENSION AND WELFARE PLANS. Neither the Company nor any Fund has established or maintained, or is liable under, any Plan.

         5.13. TAXES. The Company and each Fund has filed all tax returns that are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes that are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. Neither the Company nor any Fund is aware of any proposed assessment against it for additional Taxes (or any basis for any such assessment) which might be material in amount to it. The Company and the Funds have substantially complied with all requirements of the Code applicable to regulated investment companies so as to be relieved of federal income tax on net investment income and net capital gains distributed to shareholders.

         5.14. SUBSIDIARIES; INVESTMENTS. Neither the Company nor any Fund has Subsidiaries or equity investments or any interest in any other Person other than portfolio securities (including investment company securities) which may have been acquired in the ordinary course of business.

         5.15. FULL DISCLOSURE. No representation or warranty contained in this Agreement or in any other document or instrument furnished by the Company or any Fund to the Banks in connection herewith contains any untrue statement of any material fact as of the date when made or omits to state any material fact necessary to make the statements herein or therein not misleading as of the date when made in light of the circumstances in which the same were made.

         5.16. INVESTMENT POLICIES. Each Fund's assets are being invested substantially in accordance with the investment policies and restrictions set forth in each of its most recent prospectus and its most recent statement of additional information.

         5.17. TAX STATUS. The Company has taken all steps reasonably necessary to maintain its status as a regulated investment company under the Code with respect to net investment income and net capital gains.

         5.18. STATUS OF LOANS. Each Fund's obligation in connection with the repayment of any Loans made to it hereunder shall at all times constitute its unconditional Indebtedness and will rank at least PARI PASSU in priority of payment with all of its other present and future unsecured and unsubordinated Indebtedness.


                                   ARTICLE VI

                                    COVENANTS

         From the date of this Agreement and thereafter until the expiration or termination of the Commitments and until all Obligations have been paid or performed in full, each Fund and the Company shall perform the obligations made applicable to it in this ARTICLE VI.

         6.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Each Fund shall deliver to the Operations Agent, with sufficient copies for each Bank:

                      (a) As soon as available and in any event within 60 days after the end of each of its Fiscal Years, a copy of its annual audited statement of assets and liabilities, including a statement of investments, prepared in conformity with GAAP and certified by an independent certified public accountant who, in the commercially reasonable judgment of the Majority Banks, shall be satisfactory to the Majority Banks, together with a certificate from such accountant (i) acknowledging to the Banks such accountant's understanding that the Banks are relying on such statement of assets and liabilities, (ii) containing a computation of, and showing compliance with, the financial ratio contained in SECTION 6.12 and (iii) to the effect that, in making the examination necessary for the signing of such statement of assets and liabilities, such accountant has not become aware of any Default that has occurred and is continuing, or if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;

                      (b) Within 60 days after the end of the first six months of its Fiscal Year, a copy of its published semi-annual asset statement, prepared in conformity with GAAP;

                      (c) Within 15 days after the end of each calendar quarter with respect to each Fund to which Loans are outstanding, (i) a certificate substantially in the form of EXHIBIT 6.1 ("BORROWING BASE CERTIFICATE") setting forth its borrowing base (as calculated in the manner contemplated by the form of Borrowing Base Certificate) ("BORROWING BASE") and (ii) a certificate signed by an Authorized Officer certifying that, to the best of such Person's knowledge, no Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, the steps being taken to remedy the same;

                      (d) (i) Within 15 days following the filing thereof, any preliminary proxy materials filed with the Securities and Exchange Commission and (ii) within 15 days after the same become available, copies of its current prospectus and statement of additional information (marked to show changes from the prospectus and statement of additional information most recently delivered to the Banks), EXCEPT that if its investment policies are changed materially (including any change in its ability to borrow hereunder), copies of a revised prospectus (or a prospectus supplement) and statement of additional information (marked to show changes from the prospectus (or prospectus supplement) and statement of additional information most recently delivered to the Banks) reflecting any such changes shall be provided to the Agent within 15 days after the same become available; and

                      (e) Promptly from time to time such other reports or information as any of the Banks may reasonably request.

         6.2. NOTICES. Each Fund shall notify the Banks in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, stating the steps being taken by the Person(s) affected with respect thereto:

                      (a)  the occurrence of a Default;

                      (b) the institution of any litigation, arbitration proceeding or governmental proceeding which is likely to result in a Material Adverse Change with respect to such Fund;

                      (c) the entry of any judgment or decree against it if the aggregate amount of all judgments and decrees then outstanding against it exceeds 5% of its Net Asset Value after deducting (i) the amount with respect to which it is insured and with respect to which the insurer has assumed responsibility in writing and (ii) the amount for which it is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks;

                      (d) the occurrence of a change of its name (whether of its legal name or a "d/b/a" designation). The Company, on behalf of each of the affected Fund(s), shall promptly execute and deliver to each Bank a new Note (with respect to any Loans then evidenced by Notes) for each such Fund executed in its new name, together with such other documents in connection therewith as the Banks shall reasonably request; and

                      (e) any final action having been taken by the board of trustees of the Company of a change in such Fund's Adviser, distributor, administrator, custodian, fund accountant or auditor; PROVIDED that a mailing to shareholders with respect to any of the foregoing shall not be deemed to be sufficient notice hereunder.

         6.3.         EXISTENCE. Each Fund, except as specified in SECTION 6.11
(a), shall maintain and preserve its existence as a registered investment company, within the meaning of the Act, and maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course, unless any such Fund has no Loans outstanding and has irrevocably notified the Administrative Agent (which shall thereupon promptly notify the Banks) that it shall not request any Loans hereunder.

         6.4. NATURE OF BUSINESS. Each Fund shall continue in, and limit its operations to, the business of an open-end management investment company, within the meaning of the Act, and maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including, without limitation, its registration with the Securities and Exchange Commission under the Act as an open-end investment company.

         6.5. BOOKS, RECORDS AND ACCESS. Each Fund shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all transactions in relation to its business and activities; upon reasonable notice, the Fund shall permit access by the Banks to its books and records during normal business hours and permit the Banks to make copies of such books and records.

         6.6. INSURANCE. The Company and each Fund shall maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including, but not limited to (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of established reputation engaged in the same or similar businesses and similarly situated and will, upon request of the Administrative Agent, furnish to the Banks a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Company or such Fund in accordance with this Section.

         6.7. INVESTMENT POLICIES AND RESTRICTIONS. No Fund, without prior written notice to the Administrative Agent of at least two weeks, shall rescind, amend or modify any investment policy described as "fundamental" in any prospectus or any registration statement(s) that may be on file with the Securities and Exchange Commission with respect thereto (collectively herein, a "PROPOSED CHANGE"). If, in the reasonable judgment of the Majority Banks, such proposed change will result in a change in the Banks' analysis of the creditworthiness of the affected Fund, the Administrative Agent shall notify the relevant Fund of such decision; thereafter, if such proposed change is implemented with respect to such Fund, the Banks may terminate their Commitments to lend to such Fund, and all Loans outstanding to such Fund shall become immediately due and payable.

                      (b) Each Fund's investment in any of its assets shall be made in accordance with its investment policies and restrictions set forth in its most recent prospectus and statement of additional information.

         6.8. TAXES. The Company and each Fund shall pay when due all of its Taxes, unless and only to the extent that such Taxes are being contested in good faith and by appropriate proceedings and it shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP. The Company and the Funds shall at all times comply with all requirements of the Code applicable to regulated investment companies, to such effect as not to be subject to federal income taxes on net investment income and net capital gains distributed to its shareholders.

         6.9. COMPLIANCE. The Company and each Fund shall comply in all material respects with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act.

         6.10. PENSION PLANS. Neither the Company nor any Fund will enter into, or incur any liability relating to, any Plan without the prior written consent of the Administrative Agent and the Banks.

         6.11.        MERGER, PURCHASE AND SALE.  Neither the Company nor any
Fund shall:

                      (a) be a party to any merger or consolidation; PROVIDED, HOWEVER, that the Company or any Fund can merge or consolidate with any other Person in accordance with 17 C.F.R. Section 270.17a-8 if (i) such merger or consolidation complies in all material respects with the requirements of 17 C.F.R. Section 270.17a-8 and all rules promulgated in connection therewith, (ii) the surviving entity assumes all of the obligations to the Banks of the merging or consolidating Company and/or Funds prior to such merger or consolidation and (iii) in the good faith judgment of all the Banks the financial condition and investment policies and restrictions of the surviving entity are not fundamentally different from those of the merging or consolidating Company and/or Funds prior to such merger or consolidation;

                      (b) except as permitted by SECTION 6.11(a) and except for sales or other dispositions of portfolio securities in the ordinary course of its business or to meet shareholder redemption requests, sell, transfer, convey, lease or otherwise dispose of all or any part of its assets; PROVIDED, HOWEVER, that any Fund or the Company can sell substantially all of its assets to another Person in accordance with 17 C.F.R. Section 270.17a-8 if
         (i) such sale complies in all material respects with the requirements of 17 C.F.R. Section 270.17a-8 and all rules promulgated in connection therewith, (ii) the purchasing entity assumes all obligations to the Banks of the selling Fund prior to such sale and (iii) in the good faith judgment of all the Banks, the financial condition and investment policies and restrictions of the purchasing entity are not fundamentally different from those of the selling Fund prior the to asset sale; or

                      (c) except as permitted by SECTION 6.11(a), purchase or otherwise acquire all or substantially all the assets of any Person without the review and consent thereto of all the Banks, which consent shall not be unreasonably withheld.

         6.12. ASSET COVERAGE RATIO. Each Fund shall not at any time permit its Asset Coverage Ratio to be less than 10 to 1 or such other more restrictive ratio as may be set forth in any prospectus with respect to such Fund. In calculating the ratio set forth in this SECTION 6.12, a Fund may not treat as an asset Indebtedness owing to such Fund by any investment company advised by the Adviser unless the Asset Coverage Ratio of such investment company is at least 10 to 1.

         6.13. LIENS. No Fund shall create or permit to exist any Lien with respect to any property, revenues or assets now owned or hereafter acquired by it, except (i) Liens in favor of the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens incurred in the ordinary course of business in connection with authorized futures and options transactions and collateral arrangements with respect to options, futures contracts, options on futures contracts, when issued or delayed delivery securities or other authorized investments, (iv) Liens arising under any custodian agreement to which the Company is a party and (v) Liens in connection with reverse repurchase agreements; PROVIDED, HOWEVER, the value of any of its assets subject to a Lien shall be excluded from calculation of its Borrowing Base.

         6.14. GUARANTIES. No Fund shall become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or its order.

         6.15. OTHER AGREEMENTS. Neither the Company nor any Fund shall enter into any agreement containing any provision that would be violated or breached by performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         6.16. TRANSACTIONS WITH RELATED PARTIES. No Fund shall enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, loan, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than would be obtainable in a comparable arm's-length transaction with a Person not a Related Party, PROVIDED that any such transaction must be made in substantial compliance with Section 17 of the Act or an exemption therefrom.

         6.17. OTHER INDEBTEDNESS. No Fund shall incur or permit to exist any Indebtedness, other than (i) the Loans; (ii) Indebtedness owing to its custodian that will not exceed 10% of its then-current Net Asset Value; and
(iii) reverse repurchase transactions in an amount not exceeding that permitted by the Fund's investment policies and restrictions.

         6.18. CHANGES TO ORGANIZATION DOCUMENTS, ETC. Neither the Company nor any Fund shall make or permit to be made any material changes to its Organization Documents without the prior written consent of the Majority Banks.

         6.19. VIOLATION OF INVESTMENT RESTRICTIONS, ETC. No Fund shall violate or take any action which would result in a violation of any of the investment restrictions or fundamental investment policies of such Fund as from time to time in effect.

         6.20. PROCEEDS OF LOANS. Each Fund shall utilize the proceeds of each Loan made to it to provide temporary liquidity funding allowed under the Act. None of the proceeds of any Loan shall be used directly for the purpose, whether immediate, incidental or ultimate, of acquiring any "margin stock" within the meaning of Regulation U.

         6.21. SERVICE PROVIDERS TO FUNDS. No Fund shall change its auditor except to another "Big 5" accounting firm unless the Majority Banks provide their prior written consent to such change, which consent shall not be withheld by the Majority Banks unless, based upon their reasonable judgment, the Majority Banks in good faith conclude that such change will result in a change in the creditworthiness of such Fund.

         6.22. OUTSTANDING LOANS. No Fund shall have Loans outstanding for a period in excess of 30 consecutive days.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         7.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default with respect to a Fund under this Agreement (it being understood that an Event of Default with respect to a Fund shall not constitute an Event of Default with respect to any other Fund):

                             (a) Default in payment by a Fund (i) when and as required to be paid herein of any amount of principal of any Loan or
         (ii) within five days after the same becomes due of any interest, fee or any other amount payable hereunder or under any other Credit Document.

                             (b) Default by a Fund in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, such Fund in excess of 5% of such Fund's then-current Net Asset Value.

                             (c) Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, a Fund or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness in excess of 5% of such Fund's then-current total Net Asset Value.

                             (d) Default by a Fund in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to applicable grace periods, if any, having expired) of (i) any obligation or agreement of such Fund to or with a Bank (other than any obligation or agreement of such Fund hereunder or under such Fund's Notes) or (ii) any material obligation or agreement of such Fund to or with any other Person, except only to the extent that the existence of any such default is being contested by such Fund in good faith and by appropriate proceedings and such Fund shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP, PROVIDED that the amount of such obligation arising from any default is in excess of 5% of such Fund's then-current total Net Asset Value.

                             (e) A Fund (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

                             (f) (i) Any involuntary Insolvency Proceeding is commenced or filed against a Fund, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of its assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) a Fund admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) it acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

                             (g) A Fund shall default in the performance of its agreement under SECTION 6.4, 6.7, 6.11 or 6.12.

                             (h) A Fund shall default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this SECTION 7.1), and such default shall continue for 30 days (or three Business Days in the case of the agreement contained in the last sentence of the definition of "Total Assets") after notice thereof to such Fund from the Agent.

                             (i) Any representation or warranty made by a Fund herein, or in any schedule, statement, report, notice, certificate or other writing furnished by it on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made or any certification made or deemed made by it to the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

                             (j) There shall be entered against a Fund one or more judgments or decrees which, when taken together, will exceed 5% of such Fund's Net Asset Value, excluding those judgments or decrees (i) that shall have been stayed or discharged less than 30 calendar days from the entry thereof and (ii) those judgments and decrees for and to the extent which such Fund is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which such Fund is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks.

                             (k) A Fund shall no longer be in compliance with all material provisions of the Act after giving effect to all notice, cure and contest periods thereunder.

                             (l) A party other than Frank Russell Investment Management Company or one of its Affiliates shall become the Adviser of a Fund, or such Fund is in breach of the covenant set forth in SECTION 6.21.

                             (m) A Fund shall violate or take any action that would result in a violation of any of its investment restrictions or fundamental investment policies as from time to time in effect, except for violations or the taking of such actions that could not reasonably be expected to result in a Material Adverse Change.

                             (n) There occurs a Change in Control of a Fund's Adviser.

         7.2. REMEDIES. If any Event of Default described in SECTION 7.1 shall have occurred and be continuing, the Administrative Agent, upon the direction of the Majority Lenders, shall declare the Commitments to be terminated with respect to the applicable Fund and such Fund's obligations under its Notes to be due and payable, whereupon such Commitments shall immediately terminate with respect to such Fund and such Fund's Notes shall become immediately due and payable, all without advance notice of any kind (except that if an event described in SECTION 7.1(e) or SECTION 7.1(f) occurs, the Commitments shall immediately terminate with respect to such Fund and the obligations under the Notes with respect to such Fund shall become immediately due and payable without declaration or advance notice of any kind). The Administrative Agent shall promptly advise such Fund of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred, the Administrative Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks against such Fund under the Credit Documents or applicable law.


                                  ARTICLE VIII

                                   THE AGENTS

         8.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably (subject to SECTION 8.9) appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall either Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against either Agent.

         8.2. DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         8.3. LIABILITY OF AGENTS. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for such Person's own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or a Fund or any officer or agent thereof contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by either Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of the Company or a Fund or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Agreement or any other Credit Document or to inspect the properties, books or records of the Company or a Fund.

         8.4. RELIANCE BY AGENTs. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Funds), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate, and if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Majority Banks and such request, and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                      (b) For purposes of determining compliance with the conditions specified in SECTION 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or be satisfied with each document or other matter either sent by either Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to, approved by, acceptable or satisfactory to the Bank.

         8.5. NOTICE OF DEFAULT. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to such Agent for the account of the Banks, unless such Agent shall have received written notice from a Bank or a Fund referring to this Agreement, describing such Default and stating that such notice is a "notice of default". Such Agent will notify the Banks of its receipt of any such notice. Such Agent shall take such action with respect to such Default as may be requested by the Majority Banks in accordance with ARTICLE VII; PROVIDED, HOWEVER, that unless and until such Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

         8.6. CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by either Agent hereinafter taken, including any review of the affairs of the Funds, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Funds, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Funds hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Funds. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by either Agent, such Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Funds which may come into the possession of any of the Agent-Related Persons.

         8.7. INDEMNIFICATION OF AGENTS. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Funds and without limiting the obligation of the Funds to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Funds. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of either Agent.

         8.8. AGENTS IN INDIVIDUAL CAPACITY. BofA, State Street and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Funds and their Affiliates as though neither BofA nor State Street were an Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA, State Street or their respective Affiliates may receive information regarding the Funds or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Funds) and acknowledge that neither Agent shall be under any obligation to provide such information to them. With respect to its Loans, BofA and State Street shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" include BofA and State Street in its individual capacities.

         8.9. SUCCESSOR AGENT. Either Agent may, and at the request of the Majority Banks shall, resign as an Agent upon 30 days' notice to the Banks, the Company and each Fund. If an Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be subject to approval by the Funds. If no successor agent is appointed prior to the effective date of the resignation of an Agent, such Agent may appoint, after consulting with the Banks and the Funds, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE VIII and SECTIONS 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

         8.10. WITHHOLDING TAX. If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Operations Agent to deliver to the Operations Agent:

                             (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms

         1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                             (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                             (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Operations Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction.

                      (b) If any Bank claims exemption from or reduction of withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of a Fund to such Bank, such Bank agrees to notify the Operations Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of such Fund to such Bank. To the extent of such percentage amount, the Operations Agent will treat such Bank's IRS Form 1001 as no longer valid.

                      (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Operations Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of a Fund to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                      (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Operations Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Operations Agent, then the Operations Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                      (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Operations Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Operations Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Operations Agent fully for all amounts paid, directly or indirectly, by the Operations Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Operations Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Operations Agent.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent with respect to any departure by the Company or any Fund therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Funds and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Funds and acknowledged by the Agents, do any of the following:

                      (a) increase or extend the Commitments of any Bank (or reinstate any Commitment(s) terminated pursuant to SECTION 7.1);

                      (b) postpone or delay any date fixed by this Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Credit Document;

                      (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to CLAUSE (II) below) any fees or other amounts payable hereunder or under any other Credit Document;

                      (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                      (e) amend this Section, SECTION 2.12, SECTION 6.12 or any provision herein providing for consent or other action by all Banks;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of such Agent under this Agreement or any other Credit Document and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         9.2 NOTICES. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, PROVIDED that any matter transmitted by any Fund by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE III and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on SCHEDULE III, or, as directed to the Funds or the Agents, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Funds and the Agents.

                      (b) All such notices, requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight (next-day) delivery or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; PROVIDED that notices pursuant to ARTICLE II or VIII shall not be effective until actually received by the applicable Agent.

                      (c) Any agreement of the Agents and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Funds. The Agents and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Fund to give such notice, and the Agents and the Banks shall not have any liability to such Fund or other Person on account of any action taken or not taken by the Agents or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Funds to repay the Loans shall not be affected in any way or to any extent by any failure by the Agents and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agents and the Banks of a confirmation which is at variance with the terms understood by the Agents and the Banks to be contained in the telephonic or facsimile notice.

         9.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         9.4. COSTS AND EXPENSES. Subject to the allocation provisions of SECTION 2.13 the Funds shall:

                      (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA and State Street (including in their capacities as Agents) within ten (10) Business Days after demand for all reasonable costs and expenses incurred by BofA and State Street (including in their capacities as Agents) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Credit Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA and State Street (including in their capacities as Agents) with respect thereto; PROVIDED, HOWEVER, notwithstanding anything to the contrary in the foregoing, the responsibility of a Fund to reimburse either BofA or State Street for Attorney Costs in connection with the development, preparation, delivery and execution of this Agreement and such other documents and the consummation of such transactions shall be limited to the reasonable fees and disbursements of outside counsel to BofA; and

                      (b) pay or reimburse each Agent, the Arranger and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Credit Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans and including in any Insolvency Proceeding or appellate proceeding).

         9.5. FUNDS INDEMNIFICATION. (a) Whether or not the transactions contemplated hereby are consummated, the Funds shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of any Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that no Fund shall have an obligation hereunder to any Indemnified Person to the extent Indemnified Liabilities result from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                      (b) Promptly after receipt by an Indemnified Person under subsection (a) above of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against a Fund under such subsection, notify such Fund in writing of the commencement thereof, but the omission so to notify such Fund shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under such subsection. In case any such action shall be brought against any Indemnified Person and it shall notify the relevant Fund of the commencement thereof, the indemnifying Fund shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Fund similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the indemnifying Fund(s)), and after notice from the indemnifying Fund(s) to such Indemnified Person of its election so to assume the defense thereof; PROVIDED that in no event shall any settlement or compromise of any such claims, actions or demands be made without the consent of the Indemnified Person, the consent of which shall not be unreasonably withheld.

                      (c) The agreements in this SECTION 9.5 shall survive payment of all other Obligations.

         9.6. PAYMENTS SET ASIDE. To the extent that a Fund makes a payment to the Operations Agent or the Banks, or the Operations Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Operations Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Bank severally agrees to pay to the Operations Agent upon demand its pro rata share of any amount so recovered from or repaid by the Operations Agent.

         9.7. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of each Fund, each Agent and the Banks and their respective successors and assigns, except that no Fund may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Banks. One or more additional Funds may become party hereto upon the written approval of all the Banks.

                      (b) The Loans are being made by the Banks in the ordinary course of their business and not with a view toward distribution, it being understood that each Bank may sell participations and assignments in its Commitments and the Loans as provided herein. Any Bank may at any time assign, subject to the relevant Fund's consent and the Operation Agent's consent and subject to the payment of a $3,000 processing fee to the Operations Agent, which consents shall not be unreasonably withheld, to one or more banks (as defined in Section 2(a)(5) of the Act) not an affiliate (as defined in the Act) of the Company or any Fund (each an "ASSIGNEE") all, or a proportionate part of all, of its rights under this Agreement and such Fund's Notes. Any Bank may at any time grant to one or more banks (as defined in Section 2(a)(5) of the Act) not an affiliate (as defined in the Act) of the Company or any Fund or (each a "PARTICIPANT") participating interests in its Commitments or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the relevant Fund, such Bank shall remain responsible for the performance of its obligations hereunder, and the relevant Fund shall continue to deal solely and directly with such Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which such Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the relevant Fund hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement
(i) which increases or decreases the Commitments of the Bank, (ii) reduces the principal of or rate of interest on any Loan or fees hereunder or (iii) postpones the date fixed for any payment of principal of or interest on any Loan or any fees hereunder without the consent of the Participant. The relevant Fund agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of ARTICLE III hereof with respect to its participating interest.

                      (c) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank. No such assignment shall release such Bank from its obligations hereunder.

                      (d) No Assignee, Participant or other transferee of a Bank's rights shall be entitled to receive any greater payment under SECTION 3.1 hereof than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's or any Fund's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

         9.8 CONFIDENTIALITY. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all written information identified as "confidential" or "secret" by a Fund and provided to it by or on behalf of the Fund, or by an Agent on such Fund's behalf, under this Agreement or any other Credit Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Credit Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank or (ii) was or becomes available on a non-confidential basis from a source other than the Fund, provided that such source is not bound by a confidentiality agreement with the Fund known to the Bank; PROVIDED, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which any Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, PROVIDED that such Person agrees in writing to keep such information confidential to the same extent as required by the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Fund is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

         9.9. SET-OFF. In addition to any rights and remedies of the Banks provided by law, if, as to a Fund, an Event of Default exists and is continuing or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the relevant Fund (any such notice being waived by such Fund to the fullest extent permitted by law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Fund against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not either Agent or such Bank shall have made demand under this Agreement or any Credit Document and although such Obligations may be contingent or unmatured provided that any such appropriation and application shall be subject to the provisions of SECTION 2.12. Each Bank agrees promptly to notify the affected Fund and the Agents after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

         9.10. NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agents in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as either Agent shall reasonably request.

         9.11. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         9.12.        SURVIVAL. The obligations of the Funds under SECTIONS 2.8,
9.4 and 9.5, and the obligations of the Banks under SECTIONS 8.7 AND 9.8, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Company and the Funds in this Agreement and in each other Credit Document shall survive the execution and delivery of this Agreement and each such other Credit Document.

         9.13. DISCLAIMER. None of the shareholders, trustees, officers, employees and other agents of the Company or any Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Notes, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. Nothing in this SECTION 9.13 shall affect the Bank's rights against Company Persons as provided in SECTION 1.5.

         9.14. SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         9.15. NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company and the Funds, the Banks, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents.

         9.16. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND EACH OF THE AGENTS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY AND EACH OF THE AGENTS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENTS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         9.17. WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

         9.18. ENTIRE AGREEMENT. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agents and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                       FRANK RUSSELL INVESTMENT COMPANY, as
                       agent for the Funds listed in Schedule IV
                       By /s/ Mark Swanson
                         -----------------------------------
                       Title Treasurer & Chief Accounting
                            --------------------------------

                       OFFICER

                       Address:           909 A Street
                                          Tacoma, Washington 98402
                       Facsimile No.:     (253)596-3284
                       Attention:         General Counsel

               with a copy to:

                       Address:           Stradley Ronon Stevens & Young, L.L.P.
                                          2600 One Commerce Square
                                          Philadelphia, PA 19103-7098

                       Facsimile No.:     (215)564-8120
                       Attention:          Kevin Kundra

                                    BANK OF AMERICA, NATIONAL
                                    ASSOCIATION, as Administrative Agent and as a Bank


                                    By       /s/ John G. Hayes
                                      ------------------------------
                                    Title        Principal
                                         ---------------------------

                                    STATE STREET BANK AND TRUST COMPANY,
                                    as Operations Agent and as a Bank



                                    By           /s/ John T. Daley
                                      ------------------------------
                                    Title        Vice President
                                         ---------------------------

                                   SCHEDULE I


                                   DEFINITIONS



       "ACT" means the Investment Company Act of 1940.

       "ADMINISTRATIVE AGENT" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 8.9.

       "ADVISOR" means Frank Russell Investment Management Company.

       "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

       "AGENT" means the Administrative Agent or the Operations Agent.

       "AGENT-RELATED PERSONS" means BofA, State Street and any successor agent arising under SECTION 8.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

       "AGREEMENT" means this Credit Agreement.

       "ALLOCATION NOTICE" means a notice, substantially in the form of EXHIBIT 2.13, furnished to the Agent by or on behalf of each Fund setting forth, as of the date of such notice, the manner of allocation of liability for amounts that shall become jointly due and payable by the Funds under the Credit Documents which specifically excludes (without limitation) principal and interest with respect to Loans. The allocation of liability among the Funds as set forth in an Allocation Notice shall be effective from the date of receipt thereof by the Agent until a later dated Allocation Notice is delivered to the Agent.

       "APPLICABLE MARGIN" means 0.50%.

       "ARRANGER" means Banc of America Securities L.L.C. as lead arranger and sole book manager.

       "ASSET COVERAGE RATIO" means, with respect to any Fund, an amount equal to the Total Assets of such Fund less (a) all Indebtedness not represented by Senior Securities and (b) the value of assets subject to Liens, divided by the aggregate amount of all Senior Securities representing Indebtedness of such Fund. For the purpose of calculating the Asset Coverage Ratio, the amount of any Indebtedness deducted from Total Assets shall be equal to the greater of (x) the outstanding amount of such Indebtedness and (y) the fair market value of all assets securing such Indebtedness.

       "ASSIGNEE" is defined in SECTION 9.7(b).

       "ATTORNEY COSTS" means and includes any and all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

       "AUTHORIZED OFFICER" means, relative to any Fund, those of its officers or agents whose signatures and incumbency shall have been certified to the Agents and the Banks pursuant to SECTION 4.1(a).

       "BANKS" is defined in the PREAMBLE.

       "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978.

       "BASE RATE" means a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and, (b) the rate of interest in effect for such day as publicly announced from time to time by State Street as its "prime rate." Such rate is a rate set by State Street based upon various factors including State Street's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by State Street shall take effect at the opening of business on the day specified in the public announcement of such change.

       "BofA" is defined in the PREAMBLE.

       "BORROWING" means a borrowing hereunder consisting of Committed Loans of the same Type made to a Fund on the same day by the Banks under ARTICLE II and, other than in the case of Federal Funds Rate Loans, having the same Interest Period.

       "BORROWING BASE" has the meaning set forth in SECTION 6.1(c).

       "BORROWING BASE CERTIFICATE" means a Borrowing Base Certificate as defined in SECTION 6.1(c) and substantially in the form of EXHIBIT 6.1 attached hereto.

       "BORROWING DATE" means any date on which a Borrowing or a Swing Loan occurs under SECTION 2.3 or SECTION 2.14.
       "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Boston are authorized or required by law to close.

       "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

       "CHANGE IN CONTROL" means Northwestern Mutual Life Insurance Company shall fail to own directly or indirectly at least 51% of the voting stock of the Adviser.

       "CLOSING DATE" means the date on which all conditions precedent set forth in SECTION 4.1 are satisfied or waived by all the Banks (or, in the case of SECTION 4.1(c), waived by the Person entitled to receive such payment).

       "CODE" means the Internal Revenue Code of 1986.

       "COMMITTED LOAN" means an extension of credit by the Banks pursuant to
SECTION 2.1.

       "COMMITMENT" means, relative to any Bank, such Bank's obligation to make Committed Loans pursuant to SECTION 2.1.

       "COMMITMENT AMOUNT" means, on any date, $75,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.4.

       "COMMITMENT TERMINATION DATE" means with respect to any Fund the earliest to occur of:

a)     the Scheduled Commitment Termination Date;

a) the date on which the Commitments terminate in accordance with the provisions of this Agreement; and

a) the date on which any Event of Default with respect to that Fund described in SECTION 7.1(e) or SECTION 7.1(f) occurs.

       Upon the occurrence of any event described in CLAUSE (b) or (c) above, the Commitments shall terminate automatically and without further action.

       "COMPANY" is defined in the preamble.

       "COMPANY PERSONS" is defined in SECTION 1.5.

       "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

       "CREDIT DOCUMENTS" means this Agreement, any Notes, the Fee Letter and all other documents delivered to any Agent or any Bank in connection herewith.

       "DEFAULT" means any Event of Default or any condition, occurrence or event which, with notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

       "DOLLAR" and the symbol "$" mean the lawful money of the United States.

       "ERISA" means the Employee Retirement Income Security Act of 1974.

       "EVENT OF DEFAULT" means any of the events described in SECTION 7.1.

       "FEDERAL FUNDS RATE" means, at the relevant time of reference thereto, the rate that appears on the Bloomberg Page BTMM, as quoted by Garvin Guy Butler, as of 9:30 a.m. (New York time), as the "Federal Funds Ask Rate", or, if unavailable, by any other federal funds broker of recognized standing as determined by the Operations Agent.

       "FEE LETTER" means the letter agreement referred to in SECTION 2.8.

       "FISCAL QUARTER" means any quarter of a Fiscal Year.

       "FISCAL YEAR" means any period of twelve consecutive calendar months ending on the last day of such twelve-month period; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "1999 Fiscal Year") refer to the Fiscal Year ending on or before December 31 during such calendar year.

       "FRB" means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

       "FUND" means each series or class of shares of the Company which constitutes a "series" under the Act, which is a signatory to this Agreement or which becomes a signatory to this Agreement following the approval of all the Banks.

       "GAAP" means United States generally accepted accounting principles.

       "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

       "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including, without limitation, obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in CLAUSES (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in CLAUSES (a) through (g) above; (j) all Contingent Obligations; and (k) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined.

       "INDEMNIFIED LIABILITIES" is defined in SECTION 9.5.

       "INDEMNIFIED PERSONS" is defined in SECTION 9.5.

       "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

       "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

       "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on such Bank's signature page hereto or in the case of an Assignee Bank, in the Bank Assignment Agreement or such other office or offices as such Bank may from time to time notify to the Company and the Agent.

       "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, segregated asset arrangement established in connection with reverse repurchase transactions, encumbrance, lien (statutory or other), or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

       "LOAN" means either a Committed Loan or a Swing Loan.

       "LOAN REQUEST" means a request for a Loan given by a Fund to the Agent, substantially in the form of EXHIBIT 2.3.

       "MAJORITY BANKS" means, at any time, at least two Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Committed Loans or, if no such principal amount is then outstanding, at least two Banks then having at least in excess of 50% of the Commitments.

       "MATERIAL ADVERSE CHANGE" means any change that is material and adverse to (x) the condition (financial or otherwise), business or prospects of a Fund or (y) the ability of a Fund to duly and punctually pay and perform all or any of its Obligations.

       "NET ASSET VALUE" means, at any date, Total Assets less Total
Liabilities.

       "NON-UNITED STATES PERSON" means any corporation, partnership, association or trust that is organized under the laws of a jurisdiction other than the United States of America or one of its states.

       "NOTE" means the promissory note of a Fund, substantially in the form set forth as EXHIBIT 2.2.

       "OBLIGATIONS" means all obligations (monetary or otherwise) of a Fund to the Banks and the Agents under the Credit Documents and the Fee Letter, including (a) all obligations to make payments to the Banks of, and in respect of the principal amount of and interest on, any Loan and (b) all obligations of a Fund to the Banks and the Agents in respect of fees, costs, expenses and indemnification under SECTIONS 9.4 and 9.5.

       "OPERATIONS AGENT" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Operations Agent pursuant to Section 8.9.

       "OPERATIONS AGENT'S PAYMENT OFFICE" means the address for payments set forth on the signature page hereto in relation to the Operations Agent or such other address as the Operations Agent may from time to time specify.

       "ORGANIZATION DOCUMENTS" means, for the Company, its declaration of trust, bylaws, and all applicable resolutions of its board of trustees (or any committee thereof).

       "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Documents.

       "PARTICIPANT" is defined in SECTION 9.7(b).

       "PERSON" means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

       "PLAN" means any "pension plan" or "welfare benefit plan" as such terms are defined in ERISA.

       "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks, as set forth on SCHEDULE II, as such amount may be adjusted from time to time as a result of an assignment made by such Bank pursuant to SECTION 9.7 or otherwise.

       "REGULATION U" means the FRB's Regulation U.

       "RELATED PARTY" means, with respect to a Fund and for purposes of SECTION
6.16 only, any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Fund, (ii) which beneficially owns or holds 5% or more of the equity interest of such Fund or (iii) 5% or more of the equity interest of which is beneficially owned or held by such Fund. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

       "REPAYMENT NOTICE" means a notice of repayment of a Loan given by a Fund to the Agent, substantially in the form of EXHIBIT 2.3.

       "REPLACEMENT BANK" is defined in SECTION 3.4.

       "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

       "SCHEDULED COMMITMENT TERMINATION DATE" means December 28, 2000; PROVIDED that the Scheduled Commitment Termination Date may be extended for successive 364-day periods upon the written request of the Company therefor received by the Administrative Agent and the Banks not less than 45 days prior to the then-existing Scheduled Commitment Termination Date, and the receipt by the Company of the agreement by the Administrative Agent and the Banks (which shall be entirely at the sole discretion of the Administrative Agent and each Bank, none of whom has any obligation regarding such extension) to such requested extension. No agreement regarding any particular extension shall create any obligation of the Administrative Agent or any Bank regarding any subsequent extension.

       "SENIOR SECURITY" means any bond, debenture, note or similar obligation or instrument constituting a security and evidencing Indebtedness (including, without limitation, all Loans under this Agreement).

       "STATE STREET" is defined in the preamble.

       "SUBSIDIARY" means, with respect to any Person, any other Person of which more than 50% of the outstanding equity having ordinary voting power to elect a majority of the board of directors (or similar board) of such other Person (irrespective of whether at the time equity of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

       "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

       "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing).

       "SWING LENDER" means State Street.

       "SWING LOAN" is defined in SECTION 2.14.

       "SWING LOAN FACILITY" is defined in SECTION 2.14.

       "SWING LOAN FACILITY AMOUNT" means $10,000,000.

       "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and each Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or Agent, as the case may be, is organized or maintains a lending office.

       "TOTAL ASSETS" means, with respect to a Fund as of any date, the aggregate amount of all items that would be set forth as assets on a balance sheet of such Fund on such date prepared in accordance with GAAP. The assets of a Fund shall be valued in accordance with the Act, the rules and regulations under the Act, and the valuation procedures set forth in its most recent statement of additional information. Upon the written request of the Agent, a Fund shall promptly furnish all such information as the Agent shall reasonably request relating to the value of any portfolio security or other asset of such Fund or the assignment of values thereto by such Fund or any other Person.

       "TOTAL LIABILITIES" means, with respect to a Fund as of any date, the aggregate amount of all items that would be set forth as liabilities on a balance sheet of such Fund on such date prepared in accordance with GAAP.

       "TYPE" has the meaning specified in the definition of "Loan."

       "UNITED STATES" or "U.S." means the United States of America, its 50 States and the District of Columbia.

                                   SCHEDULE II


                                   COMMITMENTS
                               AND PRO RATA SHARES


                                                                     Pro Rata
Bank                                          Commitment             Share
----                                          ----------             --------
Bank of America, National                    $40,000,000             53.3333334%
 Association

State Street Bank and                        $35,000,000             46.6666666%
 Trust Company


        TOTAL                                $75,000,000             100%

                                  SCHEDULE III


                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES



BANK OF AMERICA, N.A.
  as Administrative Agent
231 South LaSalle Street
Chicago, IL 60697

Attention:  John G. Hayes

Telephone:  (312) 828-1632
Facsimile:  (312) 987-0889


BANK OF AMERICA, N. A.

LENDING OFFICE:  101 North Tryon Street
                 Charlotte, North Carolina   28255

NOTICES (OTHER THAN LOAN REQUESTS AND NOTICES OF CONVERSION/CONTINUATION):

Attention:  Edna Benson / Doug Gibson
Telephone:  (704) 386-8201 /  (704) 386-0482
Facsimile:  (704) 409-0058 /  (704) 409-0067


STATE STREET BANK AND TRUST COMPANY, AS OPERATIONS AGENT
2 Ave de Lafayette
2nd Floor
Boston, MA 02111

Attention: Kurt MacLellan

Telephone: (617)662-2303
Facsimile:  (617)662-2324

STATE STREET BANK AND TRUST COMPANY

LENDING OFFICE:  225 Franklin Street
                 Boston, MA 02110

NOTICES (OTHER THAN LOAN REQUESTS AND NOTICES OF CONVERSION/CONTINUATION):
                 225 Franklin Street
                 Boston, MA 02110

Attention: Ned Siegel

Telephone:  (617)662-2314
Facsimile:  (617)662-2325

                                   Schedule IV

                        FRANK RUSSELL INVESTMENT COMPANY


FUND

Equity I Fund
Equity II Fund
Equity III Fund
Equity Q Fund
Fixed Income I Fund
Short Term Bond Fund
Fixed Income III Fund
International Fund
Emerging Markets Fund
Diversified Equity Fund
Special Growth Fund
Equity Income Fund
Quantitative Equity Fund
International Securities Fund
Real Estate Securities Fund
Diversified Bond Fund
Multistrategy Bond Fund
Money Market Fund
Tax Exempt Bond Fund
U.S. Government Money Market Fund
Tax Free Money Market Fund
Aggressive Strategy Fund
Balanced Strategy Fund
Moderate Strategy Fund
Conservative Strategy Fund
Equity Aggressive Strategy Fund
Tax-Managed Global Equity Fund
Tax-Managed Aggressive Strategy Fund
Tax-Managed Moderate Strategy Fund
Tax-Managed Conservative Strategy Fund
Tax-Managed Large Cap Fund
Tax-Managed Small Cap Fund

                                   EXHIBIT 2.2

                                 Non-Negotiable

                                 PROMISSORY NOTE


$__,000,000.00 _________, ________: as of ________ __, 199_


       FOR VALUE RECEIVED, the undersigned Fund ("Fund"), promises to pay to _____________________ (the "Bank"), as set forth in the Credit Agreement hereinafter referred to and on the Commitment Termination Date (as defined in the Credit Agreement) the principal sum of ____________________ AND 00/100 DOLLARS ($__,000,000.00) or, if less, the then aggregate unpaid principal amount of Loans (as defined in the Credit Agreement) as has been borrowed by the Fund under the Credit Agreement. The Fund may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. All Loans and all payments of principal shall be recorded by the holder in its records.

       Anything in this Note to the contrary notwithstanding, the Fund shall be liable hereunder only for Loans borrowed by the Fund under the Credit Agreement and other obligations with respect thereto. The sole source of repayment of the principal of and interest on each Loan hereunder and other obligations with respect thereto made with respect to the Fund shall be the revenues and assets of such Fund and not from any other asset of the Company or any other Fund as a series of the Company.

       The Fund further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

       All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds.

       This Note is the Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of __________, 1999 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Fund, certain banks, Bank of America, National Association, as Administrative Agent, and State Street Bank and Trust Company, as Operations Agent, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Fund is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

       All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

       This Note is made under and governed by the internal laws of the State of Illinois.


                                                        FRANK RUSSELL INVESTMENT
                                                        COMPANY, as agent for
                                                        [NAME OF FUND]




                                                        By:
                                                           ---------------------
                                                        Title:
                                                              ------------------

                          LOANS AND PRINCIPAL PAYMENTS


-----------------------------------------------------------

                                 Amount of       Unpaid
         Amount of               Principal      Principal     Notation
Date     Loan Made    Repaid       Total          Total       Made by
----     ---------    ------     ---------      ---------     ---------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT 2.3

                         FORM OF LOAN REQUEST/REPAYMENT


     Reference is made to that certain Credit Agreement, dated as of      , 1999
(the "Credit Agreement"), among the borrowers party thereto, various banks party thereto, Bank of America, National Association as Administrative Agent and State Street Bank and Trust Company, as Operations Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of and with respect to the [NAME OF FUND], hereby requests:

         (1)  Committed Loans / Swing Loan [CIRCLE ONE]

         (2)  Borrowing / Repayment [CIRCLE ONE]

              under the Credit Agreement at follows:

         (3) The Business Day of the proposed borrowing / repayment [CIRCLE ONE] is ____________________.

         (4) This Fund's outstanding principal as of the preceding Business Day is: $____________________.

         (5) The amount of borrowing/repayment being requested by this notice is: $____________________.
              (increments of $1,000,000.00 above the minimum of $1,000,000.00)

         (6) The new amount of principal outstanding subsequent to this request will be: $____________________.

       The undersigned, on behalf of and with respect to [NAME OF FUND], represents and warrants as follows:

       1. The purpose for which such Loans will be used is

----------------------------------------------------------------.

       2. As of ____________________*, (i) the Asset Coverage Ratio of such Fund was as set forth in SUBPARAGRAPH (e) below and (ii) the Borrowing Base of such Fund was as set forth in SUBPARAGRAPH (f) below, calculated as follows:
____________________

       Use immediately preceding Business Day.

         (a)  Net Asset Value plus proposed
              Loan                                            ------------------

         (b)  MINUS (without duplication)
              value of Assets subject
              to Liens (including, without
              limitation, margin and asset
              allocation arrangements)                        ------------------

         (c)  Indebtedness not represented
              by Senior Securities                            ------------------

         (d)  Adjusted Net Asset Value
              ((a) minus (b) minus (c))                       ------------------

         (e)  Senior Securities Representing
              Indebtedness                                    ------------------

         (f)  Asset Coverage Ratio ((d) divided
              by (e))                                         ------------------

         (g)  Borrowing Base ((d) times 10%)                  ------------------

       3. The undersigned further certifies, on behalf of the Fund, that (a) the proceeds of such Loan will be utilized solely by the Fund designated above, (b) to the best of its knowledge, no Default has occurred and is continuing as of the date of this Borrowing Certificate and (c) the Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than 10 to 1.

         4. The undersigned further certifies, on behalf of the Fund, that, with respect to the Fund, there has not been outstanding as of the close of business (Boston time) on the day preceding the proposed Borrowing Date for the requested Loan any Loan that had been outstanding for at least thirty days.



Date:                                       Frank Russell Investment Company, on
     ----------------                       behalf of
                                                    [NAME OF FUND]


                                                     By:
                                                        ------------------------
                                                     Title:

                                  EXHIBIT 2.14

                            FORM OF ALLOCATION NOTICE



                                                          Date:_________ , _____


To: State Street Bank and Trust Company, as Operations Agent for the Banks party to the Credit Agreement dated as of _______, 1999 (the "CREDIT AGREEMENT") among the investment companies party thereto, certain banks thereto, Bank of America, National Association, as Administrative Agent and State Street Bank and Trust Company, as Operations Agent

Ladies and Gentlemen:

       Reference is made to the Credit Agreement (the terms defined therein being used herein as therein defined). This instrument is an Allocation Notice as contemplated by the Credit Agreement.

       The allocation of liability of the Funds as set forth herein shall be effective from the date hereof until a later dated Allocation Notice is delivered to the Operations Agent.

================================================================================
              Name of Fund                             % Allocation
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       100%
================================================================================

                                   FRANK RUSSELL INVESTMENT COMPANY
                                   ON BEHALF OF [LIST FUNDS]


                                   By
                                     ---------------------------
                                   Title
                                        ------------------------

                                                                   _______, 1999

                                EXHIBIT 4.1(c)-1


                     FORM OF OPINION OF COUNSEL TO THE FUNDS

                      [TO BE TYPED ON COUNSEL'S LETTERHEAD]


                                __________, 1999


To Bank of America, National Association, as Administrative Agent, State Street
      Bank and Trust Company, as Operations Agent and the Banks listed on Schedule I to the Credit Agreement


Ladies and Gentlemen:

This opinion is being furnished to you pursuant to Section 4.1(c) of the Credit Agreement dated as of _________, 1999 (as amended or modified and in effect from time to time, the "Credit Agreement") among Frank Russell Investment Company (the "Company"), on behalf of certain Funds listed therein (the "Funds"), various banks party thereto, Bank of America, National Association, as Administrative Agent and State Street Bank and Trust Company, as Operations Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

We have acted as counsel to the Company and the Funds in connection with the preparation of the Credit Agreement and as such are familiar with the proceedings taken by them in connection therewith. In that regard, we have examined such certificates, documents and records, and have made such examination of laws, as we have deemed necessary to enable us to render the opinions expressed below. In addition, we have examined and relied as to matters of fact upon representations and warranties contained in the Credit Agreement and in certificates, copies of which have been furnished to you, and upon the covenants contained in the Credit Agreement as to the application of the proceeds of the Loans made pursuant thereto.

                                  [ASSUMPTIONS]

Based on the foregoing, we are of the opinion that:

     1. The Company is a legally organized and validly existing business trust under the laws of _____________.

     2. Each Fund has powers adequate for the execution, delivery and performance of the Credit Agreement and the Notes and for the carrying on of the business now conducted by it.

     3. The Credit Agreement has been duly authorized, executed and delivered by the Company as agent for the Funds and is a legal, valid and binding obligation of each such Fund, enforceable in accordance with its terms.

    [4.   THE NOTES HAVE BEEN DULY AUTHORIZED, EXECUTED AND DELIVERED BY THE
COMPANY ON BEHALF OF THE RELEVANT FUND AND ARE LEGAL, VALID AND BINDING OBLIGATIONS OF EACH SUCH FUND, ENFORCEABLE IN ACCORDANCE WITH ITS TERMS.]

     5. The execution and delivery of Credit Agreement [AND THE NOTES DESCRIBED IN PARAGRAPH 4] hereof do not, and the performance by each of the relevant Funds of the terms thereof applicable to such Funds will not, result in any violation of, be in conflict with, constitute a default under, or, result in the creation of a lien under, any term or provision of: (i) the articles of incorporation or by-laws of the Company, (ii) any material provision in any material indenture, mortgage, agreement, or contract to which the Company on behalf of the relevant Fund is a party or by which any of such Fund's properties may be bound, (iii) any law, statute or governmental regulation, including without limitation, the 1940 Act, or (iv) to our knowledge, any writ, order, or decision binding on the Company or the Company on behalf of the relevant Fund, as the case may be.

     6. No consent or approval of any governmental authority is required to be obtained by the Company or any Fund in connection with the execution, delivery or performance of the Credit Agreement [OR THE NOTES], nor for borrowings thereunder in accordance with the limits set forth in the Fund's Registration Statement.

     7. The Company is a registered, open-end management investment company under the 1940 Act. The shares of beneficial interest of each Fund are registered for sale under the 1933 Act.

                                [QUALIFICATIONS]

The foregoing opinion is solely for your benefit and may not be relied on by any person other than you.

                                                      Very truly yours,

                                   EXHIBIT 6.1

                       FORM OF BORROWING BASE CERTIFICATE

     Reference is made to that certain Credit Agreement, dated as of __________, 1999 (the "Credit Agreement"), among certain investment companies party thereto, various banks party thereto, Bank of America, National Association, as Administrative Agent and State Street Bank and Trust Company, as Operations Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

     Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of and with respect to the [NAME OF FUND] (the "Fund"), hereby represents and certifies to the Agent and the Banks that as of __________ __, _____, (i) the Borrowing Base of the Fund was the amount shown in SUBPARAGRAPH (e) below and
(ii) the Asset Coverage Ratio was the ratio set forth in SUBPARAGRAPH (f) below, each calculated as follows:

         (a)  Net Asset Value                                -------------------

         (b)  MINUS (without duplication)
              value of Assets subject
              to Liens (including, without
              limitation, margin and asset
              allocation arrangements)                       -------------------

         (c)  Indebtedness Not Represented
              by Senior Securities                           -------------------

         (d)  Adjusted Net Asset Value
              ((a) minus (b) minus (c))                      -------------------

         (e)  Borrowing Base ((d) times 10%)                 -------------------

         (f)  Senior Securities Representing
              Indebtedness                                   -------------------

         (g)  Asset Coverage Ratio ((d) divided
              by (f))                                        -------------------

     The Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than 10 to 1.

Date:                                     __________, on behalf of
     -------------------                         [NAME OF FUND]

                                         By:
                                            --------------------------------
                                         Title:  [MUST BE AN AUTHORIZED OFFICER]